UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

HELEN OF TROY LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-14669	74-2692550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Clarendon House
Church Street
Hamilton, Bermuda
(Business Address of Registrant)

One Helen of Troy Plaza
El Paso, Texas 79912
(United States Mailing Address of Registrant)

Registrant’s telephone number, including area code: (915) 225-8000

No Change
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     On June 1, 2004, Helen of Troy Limited (the “Company”) announced that, indirectly through its subsidiary Helen of Troy Limited (Barbados), the Company had completed its acquisition of certain assets and liabilities of OXO International from World Kitchen (GHC), LLC, WKI Holding Company, Inc. and World Kitchen, Inc. (collectively, “Seller”) for approximately $273.2 million plus the assumption of certain liabilities. The nature and amount of consideration related to the acquisition were determined by arms-length negotiations between the Company and Seller. To fund the acquisition, the Company entered into a Credit Agreement, dated as of June 1, 2004 (the “Credit Agreement”), with Helen of Troy L.P., Bank of America, N.A. and the other lenders party thereto and a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), dated as of June 1, 2004, with Helen of Troy L.P., Banc of America Mezzanine Capital, LLC and the other lenders party thereto. The purchase price of the OXO International acquisition was funded by borrowings of $73.2 million under the Credit Agreement and $200.0 million under the Term Loan Credit Agreement. The assets acquired included intellectual property, contracts, goodwill, inventory and books and records. The assumed liabilities included contractual obligations and accruals. The Company intends to continue to operate the acquired assets on substantially the same basis as such assets were operated by Seller prior to the closing.

     The press release, Credit Agreement, Term Loan Credit Agreement, Acquisition Agreement and Amendment to the Acquisition Agreement are attached hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired. As permitted by Form 8-K, the required financial statements for OXO International will be filed under cover of an amendment to this Form 8-K as soon as practicable, but no later than 60 days after this Report is required to be filed.

(b)	Pro Forma Financial Information. As permitted by Form 8-K, the required pro forma financial information required to be filed in connection with the acquisition will be filed under cover of an amendment to this Form 8-K as soon as practicable, but no later than 60 days after this Report is required to be filed.

(c)	Exhibits.

Exhibit
Number	Description
2.1	Acquisition Agreement, dated April 29, 2004, by and among World Kitchen (GHC), LLC, WKI Holding Company, Inc., World Kitchen, Inc., Helen of Troy Limited (Barbados), and Helen of Troy Limited (Bermuda) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated April 30, 2004).
2.2	Amendment to the Acquisition Agreement, dated June 1, 2004, by and among World Kitchen (GHC), LLC, WKI Holding Company, Inc., World Kitchen, Inc., Helen of Troy Limited (Barbados), and Helen of Troy Limited (Bermuda).
10.1	Credit Agreement, dated as of June 1, 2004, among Helen of Troy L.P., Helen of Troy Limited, Bank of America, N.A. and the other lenders party thereto.
10.2	Term Loan Credit Agreement, dated as of June 1, 2004, among Helen of Troy L.P., Helen of Troy Limited, Banc of America Mezzanine Capital, LLC and the other lenders party thereto.
10.3	Guaranty, dated as of June 1, 2004, made by Helen of Troy Limited (Bermuda), Helen of Troy Limited (Barbados), Hot Nevada, Inc., Helen of Troy Nevada Corporation, Helen of Troy Texas Corporation, Idelle Labs Ltd. and OXO International Ltd., in favor of Bank of America, N.A. and other lenders, pursuant to the Credit Agreement, dated June 1, 2004.
10.4	Guaranty, dated as of June 1, 2004, made by Helen of Troy Limited (Bermuda), Helen of Troy Limited (Barbados), Hot Nevada, Inc., Helen of Troy Nevada Corporation, Helen of Troy Texas Corporation, Idelle Labs Ltd. and OXO International Ltd., in favor of Banc of America Mezzanine Capital, LLC and other lenders, pursuant to the Term Loan Credit Agreement, dated June 1, 2004.
99.1	Press Release dated June 1, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELEN OF TROY LIMITED
Date: June 3, 2004	By:	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Acquisition Agreement, dated April 29, 2004, by and among World Kitchen (GHC), LLC, WKI Holding Company, Inc., World Kitchen, Inc., Helen of Troy Limited (Barbados), and Helen of Troy Limited (Bermuda) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated April 30, 2004).
2.2	Amendment to the Acquisition Agreement, dated June 1, 2004, by and among World Kitchen (GHC), LLC, WKI Holding Company, Inc., World Kitchen, Inc., Helen of Troy Limited (Barbados), and Helen of Troy Limited (Bermuda).
10.1	Credit Agreement, dated as of June 1, 2004, among Helen of Troy L.P., Helen of Troy Limited, Bank of America, N.A. and the other lenders party thereto.
10.2	Term Loan Credit Agreement, dated as of June 1, 2004, among Helen of Troy L.P., Helen of Troy Limited, Banc of America Mezzanine Capital, LLC and the other lenders party thereto.
10.3	Guaranty, dated as of June 1, 2004, made by Helen of Troy Limited (Bermuda), Helen of Troy Limited (Barbados), Hot Nevada, Inc., Helen of Troy Nevada Corporation, Helen of Troy Texas Corporation, Idelle Labs Ltd. and OXO International Ltd., in favor of Bank of America, N.A. and other lenders, pursuant to the Credit Agreement, dated June 1, 2004.
10.4	Guaranty, dated as of June 1, 2004, made by Helen of Troy Limited (Bermuda), Helen of Troy Limited (Barbados), Hot Nevada, Inc., Helen of Troy Nevada Corporation, Helen of Troy Texas Corporation, Idelle Labs Ltd. and OXO International Ltd., in favor of Banc of America Mezzanine Capital, LLC and other lenders, pursuant to the Term Loan Credit Agreement, dated June 1, 2004.
99.1	Press Release dated June 1, 2004.